EXHIBIT 99.2: DECLARATIONS GRANTING OFFICER AUTHORITY
DECLARATION: GRANTING AN OFFICER OF
KLEINWORT BENSON INVESTORS DUBLIN LTD
AUTHORITY TO SIGN AND FILE THE REQUIRED DISCLOSURES WITH
THE SEC ON BEHALF OF
RBJI INTERNATIONAL SA
IN RELATION TO THE FOLLOWING STOCK:
Tri-Tech Holding Inc.      TRIT US
RHJI International SA (“the entity”), hereby grants Noel O’Halloran an officer of Kleinwort Benson Investors Dublin Limited (Title: Executive Director and Chief Investment Officer of Kleinwort Benson Investors Dublin Limited), permission to sign on behalf of the aforementioned entity, relating to the filing of Securities Exchange Commission (SEC) forms, disclosing that;
• the Kleinwort Benson Investors Dublin Ltd controlled holding in the aforementioned US listed security
• Plus the holdings controlled by the aforementioned entity
Represents over 5% of the outstanding shares of that specific stock.
This permission relates only to the above mentioned security, and only to the filing of reports in relation to:
• Holding > 5% of shares outstanding — SEC SCHEDULE 13G .(Rule 13d-l02) [Information Statement Pursuant to Rules 13d-1 and 13d-2. Under the Securities Exchange Act of 1934]
• Holding > 10% of shares outstanding — All additional SEC required filings, including but not limited to FORM 3 [Initial Statement Of Beneficial Ownership Of Securities Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934], and including the obtaining of ClK codes, for access to the SEC EDGAR system for filing on behalf of the entity.
This permission shall terminate automatically on 28 February 2011 (but such termination shall not affect the validity of anything done in accordance with this permission prior to that date).
Signed For

RHJI International SA
/s/ RÜDIGER SCHMID-KÜHNHÖFER
Authorised Signatory
DR. RÜDIGER SCHMID-KÜHNHÖFER
MANAGING DIRECTOR & GENERAL COUNSEL

DECLARATION: GRANTING AN OFFICER OF
KLEINWORT BENSON INVESTORS DUBLIN LTD
AUTHORITY TO SIGN AND FILE THE REQUIRED DISCLOSURES WITH
THE SEC ON BEHALF OF
KLEINWORT BENSON GROUP LIMITED
IN RELATION TO THE FOLLOWING STOCK:
Tri-Tech Holding Inc.      TRIT US
Kleinwort Benson Group Ltd (“the entity”), hereby grants Noel O’Halloran an officer of Kleinwort Benson Investors Dublin Limited (Title: Executive Director and Chief Investment Officer of Kleinwort Benson Investors Dublin Limited), permission to sign on behalf of the aforementioned entity, relating to the filing of Securities Exchange Commission (SEC) forms. disclosing that;
• the Kleinwort Benson Investors Dublin Ltd controlled holding in the aforementioned US listed security
• Plus the holdings controlled by the aforementioned entity
Represents over 5% of the outstanding shares of that specific stock.
This permission relates to the above mentioned security, and only to the filing of reports in relation to:
• Holding > 5% of shares outstanding — SEC SCHEDULE 13G .(Rule 13d-102) [Information Statement Pursuant to Rules 13d-1 and 13d-2 Under the Securities Exchange Act of 1934]
• Holding > 10% of shares outstanding — All additional SEC required filings, including but not limited to FORM 3 [Initial Statement Of Beneficial Ownership Of Securities Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934], and including the obtaining of CIK codes, for access to the SEC EDGAR system for filing on behalf of the entity.
This permission shall terminate automatically on 28 February 2011 (but such termination shall not affect the validity of anything done in accordance with this permission prior to that date).
Signed For

Kleinwort Benson Group Ltd
/s/ RÜDIGER SCHMID-KÜHNHÖFER
Authorised Signatory
DR. RÜDIGER SCHMID-KÜHNHÖFER
DIRECTOR